Pricing Supplement to the Prospectus dated January 5, 2007 and the
                 Prospectus Supplement dated February 28, 2007

        [RBC LOGO]               US$15,000,000

                                 Royal Bank of Canada

                                 Senior Global Medium-Term Notes, Series C
                                 Redeemable Fixed Rate Coupon Notes, Due October 3, 2037

Issuer:                          Royal Bank of Canada ("Royal Bank")

Title of Notes:                  Redeemable Fixed Rate Coupon Notes, due October
                                 3, 2037 (the "Notes")

Trade Date:                      September 26, 2007

Settlement Date (Original Issue  October 3, 2007
Date):

Maturity Date:                   October 3, 2037, resulting in a term to
                                 maturity of 30 years (unless earlier redeemed as described under "Additional Terms - Optional
                                 Redemption" below).

Principal Amount (in Specified
Currency):                       US$15,000,000

Original Public Offering Price
(Issue Price):                   100%

Interest Rate Per Annum:         The Notes will bear interest at a fixed rate as
                                 specified hereunder. The Notes will pay
                                 interest at the rate 6.10% per annum. Interest on the Notes will accrue on the basis of a 360-day year of twelve 30-day months.

Interest Payment Period:         Monthly

Interest Payment Date(s):        Monthly on the 3rd day of each month,
                                 commencing November 3, 2007 and ending on the Maturity Date, unless earlier redeemed. See
                                 "Additional Terms - Interest" below.

Clearance and Settlement:        DTC global (including through its indirect
                                 participants Euroclear and Clearstream,
                                 Luxembourg as described under "Ownership and Book-Entry Issuance" in the accompanying
                                 Prospectus)

CUSIP No.:                       78008EVY0

REPAYMENT,
REDEMPTION AND
ACCELERATION:

Initial Redemption Date:         October 3, 2012 (See "Additional Terms -
                                 Optional Redemption" below)

Initial Redemption Percentage    100.00%

Optional Repayment Date(s):      See "Additional Terms - Repayment Upon Death"

Annual Redemption Percentage     N/A
Reduction:

Modified Payment Upon            N/A
Acceleration:

Terms Incorporated in the        All of the terms appearing above this item on
Master Note                      the cover page of this pricing supplement and
                                 the terms appearing under the caption "Specific
                                 Terms of the Note" below.

Investing in the Notes involves risks that are described in the "Risk Factors" section beginning on page P-1 of this pricing supplement and page S-1 of the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or passed upon the accuracy of this pricing supplement or the accompanying prospectus and prospectus supplement. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in market-making transactions in any Notes after their initial sale. Unless our agent or we inform you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

                                                                 Proceeds to
                 Price to Public      Agent's Commission         Royal Bank
                 ---------------      ------------------         ----------
Per Note.........    100.00%                3.00%                   97.00%
Total............ US$15,000,000          US$450,000             US$14,550,000

RBC CAPITAL MARKETS CORPORATION                      EDWARD D. JONES & CO., L.P.

                   Pricing Supplement dated September 26, 2007

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                TABLE OF CONTENTS

Pricing Supplement
Specific Terms of the Notes................................................................................     P-3
Repayment Election Form....................................................................................     P-8

Prospectus Supplement
About This Prospectus Supplement...........................................................................     S-1
Risk Factors...............................................................................................     S-1
Use of Proceeds............................................................................................     S-4
Description of the Notes We May Offer......................................................................     S-5
Certain Income Tax Consequences............................................................................    S-22
Supplemental Plan of Distribution..........................................................................    S-34
Documents Filed as Part of the Registration Statement......................................................    S-39

Prospectus
Documents Incorporated by Reference........................................................................       1
Where You Can Find More Information........................................................................       2
About This Prospectus......................................................................................       3
Caution Regarding Forward-Looking Information..............................................................       4
Royal Bank of Canada.......................................................................................       4
Risk Factors...............................................................................................       5
Use of Proceeds............................................................................................       5
Consolidated Ratios of Earnings to Fixed Charges...........................................................       5
Capitalization and Indebtedness............................................................................       6
Description of Securities We May Offer.....................................................................       6
The Trustee................................................................................................      22
Tax Consequences...........................................................................................      22
Plan of Distribution.......................................................................................      22
Benefits Plan Investor Considerations......................................................................      24
Validity of Securities.....................................................................................      25
Experts....................................................................................................      25
Limitation on Enforcement of U.S. Laws Against RBC, Our Management and Others..............................      25
Documents Filed as Part of the Registration Statement......................................................      26

                           SPECIFIC TERMS OF THE NOTES

     In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Description of the Notes We May Offer--Legal Ownership" in the accompanying prospectus supplement and "Description of the Securities We May Offer--Ownership and Book-Entry Issuance" in the accompanying prospectus.

     The Notes are part of a series of senior debt securities entitled "Senior Global Medium-Term Notes, Series C" (the "medium-term notes") that we may issue under the senior indenture, dated October 23, 2003, as amended, between Royal Bank and The Bank of New York, as trustee, from time to time. This pricing supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all medium-term notes are described in "Description of the Notes We May Offer" in the accompanying prospectus supplement. The terms described here (i.e., in this pricing supplement) supplement those described in the accompanying prospectus and prospectus supplement and, if the terms described here are inconsistent with those described in those documents, the terms described here are controlling.

     Please note that the information about the price to the public and the net proceeds to Royal Bank on the front cover of this pricing supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

     We describe the terms of the Notes in more detail below.

Interest:

     Interest on the Notes will accrue from and including October 3, 2007 and will be payable in U.S. Dollars monthly on the 3rd day of each month, commencing on November 3, 2007 and ending on the Maturity Date or date of earlier redemption (each, an "Interest Payment Date"). Thereafter, interest will accrue from and including each Interest Payment Date to but excluding the next succeeding Interest Payment Date. In the event an Interest Payment Date, date of earlier redemption or the Maturity Date falls on a day other than a Business Day, principal and/or interest will be paid on the next succeeding Business Day and no interest on such payment shall accrue for the period from and after such Interest Payment Date, date of earlier redemption or Maturity Date to such next succeeding Business Day. The interest rate on the Notes will be equal to 6.10% per annum from and including the Original Issue Date up to but excluding October 3, 2037.

     The applicable interest per annum is 6.10% and will be in effect from and including the first day of each Interest Period, to and including the last day of such Interest Period (except for the last Interest Period).

Optional Redemption:

     We may at our option elect to redeem the Notes in whole every January, April, July or October 3 starting October 3, 2012 at 100% of their principal amount plus accrued interest to but excluding the date of redemption. In the event we elect to redeem the Notes, notice will be given to registered holders not more than 60 nor less than 30 days prior to the Optional Redemption Date.

Repayment Upon Death:

     The successor holders of each Note will have the right to require us to repay such Note prior to its maturity date upon the death of the beneficial owner of the Note as described below. We call this right the "survivor's option."

     Upon exercise of the survivor's option, we will, at our option, either repay or purchase any Note properly delivered for repayment by or on behalf of the representative that has authority to act on behalf of the deceased beneficial owner of the Note at a price equal to the sum of:

     o    100% of the principal amount of such Note, and

     o accrued and unpaid interest, if any, to the date of such repayment, subject to the following limitations.

     The survivor's option may not be exercised until at least six months following the date on which the Notes were purchased by the deceased beneficial owner, but must be exercised no later than one year after the deceased beneficial owner's date of death. In addition, the aggregate principal amount of Notes as to which the survivor's option may be exercised is limited as follows:

     o In any calendar year, to the greater of 1% of the outstanding aggregate principal amount of the Notes as of December 31 of the most recently completed year or $1,000,000 (the "Annual Put Limitation").

     o For any individual deceased beneficial owner of Notes, to $200,000 for any calendar year (the "Individual Put Limitation").

     We will not make principal repayments pursuant to the exercise of the survivor's option in amounts that are less than $1,000. If the limitations described above would result in the partial repayment of any Note, the principal amount of the Note remaining outstanding after repayment must be at least $1,000.

     Each Note delivered pursuant to a valid exercise of the survivor's option will be accepted promptly in the order all such notes are delivered, unless the acceptance of that Note would contravene the Annual Put Limitation or the Individual Put Limitation. If, as of the end of any calendar year, the aggregate principal amount of Notes that have been accepted pursuant to exercise of the survivor's option during that year has not exceeded the Annual Put Limitation for that year, any Notes not accepted during that calendar year because of the Individual Put Limitation will be accepted in the order all such Notes were delivered, to the extent that any such acceptance would not trigger the Annual Put Limitation for such calendar year.

     Any Note accepted for repayment pursuant to exercise of the survivor's option will be repaid no later than the first June 15 or December 15 to occur at least 20 calendar days after the date of acceptance. If that date is not a business day, payment will be made on the next succeeding business day. For example, if the acceptance date for Notes delivered pursuant to the survivor's option were May 1, 2008, we would be obligated to repay those Notes by June 15, 2008. Each Note delivered for repayment that is not accepted in any calendar year due to the application of the Annual Put Limitation or the Individual Put Limitation will be deemed to be delivered in the following calendar year in the order in which all such Notes were originally delivered, unless any such Note is withdrawn by the representative for the deceased beneficial owner prior to its repayment. Other than as described in the immediately preceding sentence, Notes delivered upon exercise of the survivor's option may not be withdrawn.

     In the event that a Note delivered for repayment pursuant to valid exercise of the survivor's option is not accepted, The Bank of New York, the trustee for the Notes, will deliver a notice by first-class mail to the registered holder that states the reason that the Note has not been accepted for repayment. Following receipt of such notice from the trustee, the representative for the deceased beneficial owner may withdraw any such Note and abandon the exercise of the survivor's option.

     Subject to the Annual Put Limitation and the Individual Put Limitation, all questions as to the eligibility or validity of any exercise of the survivor's option will be determined by the trustee in its sole discretion. The trustee's determination will be final and binding on all parties.

     The death of a person owning a Note in joint tenancy or tenancy by the entirety will be deemed the death of the beneficial owner of the Note, and the entire principal amount of the Note so held will be subject to the survivor's option. The death of a person owning a Note by tenancy in common will be deemed the death of the beneficial owner of a Note only with respect to the deceased holder's interest in the Note so held by tenancy in common. However, if a Note is held by husband and wife as tenants in common, the death of either will be deemed the death of the beneficial owner of the Note, and the entire principal amount of the Note so held will be subject to the survivor's option. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a Note will be deemed the death of the beneficial owner for purposes of the survivor's option, regardless of the registered holder, if such beneficial interest can be established to the satisfaction of the trustee. Such beneficial interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and trust arrangements where one person has substantially all of the beneficial ownership interest in the Note during his or her lifetime.

     Where the beneficial owner held legal title and beneficial interest in the Note, either in its entirety or as tenant in common, the personal representative of the deceased beneficial owner as determined in accordance with the laws of the relevant jurisdiction will be deemed the representative of the beneficial owner. Where the beneficial owner held legal title and beneficial interest in the Note as joint tenant with right of survivorship, the surviving joint tenant will be deemed the representative of the beneficial owner. Where the beneficial owner held the beneficial title to the Note with the legal title held by an agent, nominee, bare trustee or spouse, such agent, nominee, bare trustee or spouse (collectively referred to as a "nominee") will be deemed the representative of the beneficial owner. Where the beneficial owner has designated a beneficiary or beneficiaries in accordance with the laws of the applicable jurisdiction, including without limitation Individual Retirement Accounts, Roth IRA Accounts, and Transfer on Death Accounts, the designated beneficiary or beneficiaries will be deemed the representative of the beneficial owner.

     In the case of repayment pursuant to the exercise of the survivor's option, for Notes represented by a global security, the depositary or its nominee will be the holder of such Note and therefore will be the only entity that can exercise the survivor's option for such Note. To obtain repayment pursuant to exercise of the survivor's option with respect to a Note represented by a global security, the representative must provide to the broker or other entity through which the beneficial interest in the Note is held by the deceased owner:

     o a written request for repayment signed by the representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. ("NASD") or a commercial bank or trust company having an office or correspondent in the United States;

     o appropriate evidence satisfactory to the trustee that the representative has authority to act on behalf of the deceased beneficial owner, the death of the beneficial owner has occurred and the deceased was the owner of a beneficial interest in the note at the time of death;

     o instructions to the broker or other entity to notify the depositary of its desire to obtain repayment pursuant to exercise of the survivor's option;

     o    a detailed description of the Note, including the CUSIP number; and

     o    the deceased's social security number.

     The broker or other entity will provide to the trustee:

     o a written request for repayment signed by the representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the NASD or a commercial bank or trust company having an office or correspondent in the United States;

     o appropriate evidence satisfactory to the trustee that the representative has authority to act on behalf of the deceased beneficial owner, the death of the beneficial owner has occurred and the deceased was the owner of a beneficial interest in the note at the time of death;

     o a certificate or letter satisfactory to the trustee from the broker or other entity stating that it represents the deceased beneficial owner and describing the deceased's beneficial interest in the Note; and

     o    a detailed description of the Note, including the CUSIP number.

     The broker or other entity will be responsible for disbursing any payments it receives pursuant to exercise of the survivor's option to the appropriate representative. See "Ownership and Book-Entry Issuance" in the Prospectus accompanying this Pricing Supplement.

     In order to validly exercise a survivor's option for a Note held in definitive rather than global form, the representative must deliver to the trustee the same information, noted above, to be delivered to the broker or other entity for exercise of such right for a global Note (other than instructions to notify DTC), plus the Note, a properly executed assignment of the Note, and evidence of beneficial ownership of any Note held in nominee name.

     Attached as Annex A to this pricing supplement is a form to be used by a representative to exercise the survivor's option on behalf of a deceased beneficial owner of a Note. In addition, a representative may obtain these forms from The Bank of New York, Global Trust Services, Americas, 101 Barclay Street, 4E, New York, NY 10286 or call its Global Trust Services Department at (212) 815-4869, during normal business hours.

     Notwithstanding the foregoing provisions, if the broker or other entity holding title to the Note executes an indemnity agreement with us or any of our affiliates, in form and substance satisfactory to us, such broker or other entity may exercise the survivor's option without providing the trustee any written request for repayment signed by the representative, any evidence that the representative has authority to act on behalf of the deceased beneficial owner, the death of the beneficial owner has occurred and the deceased was the owner of a beneficial interest in the note at the time of death, any certificate or letter to the trustee from the broker or other entity stating that it represents the deceased beneficial owner and describing the deceased's beneficial interest in the Note, or any Annex A forms in order for a survivor's option to be validly exercised. Instead, the broker or other entity will provide the trustee by telecopy or other form of wire transmission a detailed description of the Note, including the CUSIP number, the social security number of the deceased beneficial owner and the amount of the Note submitted for redemption on behalf of each such social security number holder. Receipt by the trustee of such telecopy or other form of wire transmission from the broker or other entity shall be deemed evidence satisfactory to the trustee to disburse repayment of a Note pursuant to the exercise of the survivor's option with respect to a Note to such broker or other entity.

Terms Incorporated In the Master Note:
--------------------------------------

     All of the terms appearing above this section of this pricing supplement are incorporated in the Master Note.

Certain Investment Considerations:
----------------------------------

     Prospective purchasers should be aware that we have the option to redeem the Notes on any Optional Redemption Date and we will likely elect to redeem the Notes in the event prevailing market interest rates are lower than the then-current interest rate on the Notes.

Plan of Distribution:
---------------------

     Subject to the terms and conditions in a terms agreement dated the date of this Pricing Supplement, the Underwriter, as principal, has agreed to purchase the Notes at a purchase price equal to the original issue price, net of a commission of 3.00% of the principal amount of the Notes. In the future, we or our affiliates may repurchase and resell the Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Supplemental Plan of Distribution" in the accompanying prospectus supplement.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX A
                             REPAYMENT ELECTION FORM



                              ROYAL BANK OF CANADA
                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                                 CUSIP NUMBER o

To: Royal Bank of Canada:

     The undersigned financial institution (the "Financial Institution") represents the following:

     o The Financial Institution has received a request for repayment from the executor or other authorized representative (the "Authorized Representative") of the deceased beneficial owner listed below (the
          "Deceased Beneficial Owner") of      Senior Global Medium-Term Notes,
          Series C (CUSIP No. o ) (the "Notes").

     o At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below, and the Financial Institution currently holds such Notes as a direct or indirect participant in The Depository Trust Company (the "Depositary").

     o The Deceased Beneficial Owner had purchased such Notes at least six months prior to the date of his or her death.

     The Financial Institution agrees to the following terms:

     o The Financial Institution shall follow the instructions (the "Instructions") accompanying this Repayment Election Form (the "Form").

     o The Financial Institution shall make all records specified in the Instructions supporting the above representations available to Royal Bank of Canada (the "Bank") for inspection and review within five Business Days of the Bank's request.

     o If the Financial Institution or the Bank, in either's reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Bank may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Bank immediately.

     o Other than as described in the Pricing Supplement in connection with the Notes in the limited situation involving tenders of notes that are not accepted during one calendar year as a result of the "Annual Put Limitation" or the "Individual Put Limitation," repayment elections may not be withdrawn.

     o The Financial Institution agrees to indemnify and hold harmless the Bank against and from any and all claims, liabilities, costs, losses, suits and damages resulting from the Financial Institution's above representations and request for repayment on behalf of the Authorized Representative.


(1) -----------------------------------------------

     Name of Deceased Beneficial Owner

(2) -----------------------------------------------

     Date of Death

(3) -----------------------------------------------

     Name of Authorized Representative Requesting Repayment

(4) -----------------------------------------------

     Name of Financial Institution Requesting Repayment

(5) -----------------------------------------------

     Signature of Representative of Financial Institution Requesting Repayment

(6) -----------------------------------------------

     Principal Amount of Requested Repayment

(7) -----------------------------------------------

     Date of Election

(8) -----------------------------------------------

     Date Requested for Repayment

(9) Financial Institution Representative:

     Name:

     Phone Number:

     Fax Number:

     Mailing Address (no P.O. Boxes):

(10) Wire instructions for payment:

     Bank Name:

     ABA Number:

     Account Name:

     Account Number:

     Reference (optional):



TO BE COMPLETED BY THE BANK:


(A) Election Number*:


(B) Delivery and Payment Date:


(C) Principal Amount:


(D) Accrued Interest:

(E) Date of Receipt of Form by the Bank:


(F) Date of Acknowledgment by the Bank:

     * To be assigned by the Bank upon receipt of this Form. An acknowledgment, in the form of a copy of this document with the assigned Election Number, will be returned to the party and location designated on line (9) above.

               INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM

                         AND EXERCISING REPAYMENT OPTION

     Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

     1. Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, the Notes being submitted for repayment and (4) any necessary tax waivers. For purposes of determining whether the Bank will deem Notes beneficially owned by an individual at the time of death, the following rules shall apply:

     o Notes beneficially owned by tenants by the entirety or joint tenants will be regarded as beneficially owned by a single owner. The death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner, and the Notes beneficially owned will become eligible for repayment. The death of a person beneficially owning a Note by tenancy in common will be deemed the death of a holder of a Note only with respect to the deceased holder's interest in the Note so held by tenancy in common, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the holder of the Note, and the entire principal amount of the Note so held will be eligible for repayment.

     o Notes beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary's interest in the trust (however, a trust's beneficiaries collectively cannot be beneficial owners of more Notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the Notes beneficially owned by the trust to the extent of that beneficiary's interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder's beneficial interest in the Note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

     o The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a Note will be deemed the death of the beneficial owner of that Note, regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a Note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a Note.

     2. Indicate the name of the Deceased Beneficial Owner on line (1).

     3. Indicate the date of death of the Deceased Beneficial Owner on line (2).

     4. Indicate the name of the Authorized Representative requesting repayment on line (3).

     5. Indicate the name of the Financial Institution requesting repayment on line (4).

     6. Affix the authorized signature of the Financial Institution's representative on line (5). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

     7. Indicate the principal amount of Notes to be repaid on line (6).

     8. Indicate the date this Form was completed on line (7).

     9. Indicate the date of requested repayment on line (8). The date of requested repayment may not be earlier than the first June 15 or December 15 to occur at least 20 calendar days after the date of the Bank's acceptance of the Notes for repayment, unless such date is not a business day, in which case the date of requested payment may be no earlier than the next succeeding business day. For example, if the acceptance date for Notes tendered were May 1, 2006, the earliest repayment date you could elect would be June 15, 2006.

     10. Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent on line (9).

     11. Indicate the wire instruction for payment on line (10).

     12. Leave lines (A), (B), (C), (D), (E) and (F) blank.

     13. Mail or otherwise deliver an original copy of the completed Form to:

     The Bank of New York
     Global Trust Services, Americas
     101 Barclay Street, 4E
     New York, NY 10286
     Attn: Institutional Trust Services

             FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM
                              WILL NOT BE ACCEPTED.

     14. If the acknowledgement of the Bank's receipt of this Form, including the assigned Election Number, is not received within 10 days of the date such information is sent to the Trustee, contact the Bank at (416) 974-6234.

     For assistance with the Form or any questions relating thereto, please contact the Bank at (416) 974-6234.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus or prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the agents. This pricing supplement, the accompanying prospectus and prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus and prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.



                                  US$15,000,000



                                   [RBC LOGO]



                              Royal Bank of Canada
                    Senior Global Medium-Term Notes, Series C
             Redeemable Fixed Rate Coupon Notes, due October 3, 2037

                               September 26, 2007